ENVIRONMENTAL CONTROL CORP.

(A Development Stage Company)

Financial Statements

December 31, 2005 and 2004

(Expressed in Canadian dollars)

Smythe Ratcliffe LLP

7th Floor, Marine Building

355 Burrard Street

Vancouver, BC V6C 2G8

fax: 604.688.4675

telephone: 604.687.1231

REPORT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

TO THE DIRECTORS OF ENVIRONMENTAL CONTROL CORP.

(A Development Stage Company)

We have audited the balance sheets of Environmental Control Corp. as at December 31, 2005 and 2004 and the statements of operations, stockholders’ deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. The financial statements of the Company from March 26, 1999 (inception) to December 31, 2003 were audited by other auditors whose report dated October 21, 2005 expressed an unqualified opinion on those statements. Our opinion, insofar as it relates to the cumulative totals for development stage operations from March 26, 1999 to December 31, 2003, is based solely on the report of the other auditors.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the report of the other auditors provide a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 2005 and 2004 and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going-concern. As discussed in note 2 to the financial statements, the Company has minimal capital resources available and has incurred substantial losses to December 31, 2005. The Company must obtain additional financing to meet its cash flow requirements. These matters raise substantial doubt about the Company’s ability to continue as a going-concern. Management’s plan in regard to these matters is also described in note 2. These financial statements do not include any adjustments that may result from the outcome of these uncertainties.

“Smythe Ratcliffe LLP” (signed)

Chartered Accountants

Vancouver, British Columbia

January 29, 2007

ENVIRONMENTAL CONTROL CORP.

(A Developmental Stage Company)

Balance Sheets (note 2)

December 31

(Expressed in Canadian dollars)

	2005	2004

Assets

Current
Cash	$1,016	$842
Harmonized sales tax receivable	1,277	0

Total Assets	$2,293	$842

Liabilities

Current
Accounts payable and accrued liabilities	$38,500	$9,155
Due to related party (note 5)	209,136	182,336

Total Liabilities	247,636	191,491

Stockholders’ Deficit

Capital Stock
Authorized
Unlimited number of common shares without par value
Issued
1,000 common shares	1,000	1,000
Subscription Receivable	(1,000)	(1,000)
Accumulated Deficit	(245,343)	(190,649)

Total Stockholders’ Deficit	(245,343)	(190,649)

Total Liabilities and Stockholders’ Deficit	$2,293	$842

Approved by the Board:

................................................................................................ Director

................................................................................................ Director

See notes to financial statements.

ENVIRONMENTAL CONTROL CORP.

(A Development Stage Company)

Statements of Operations

(Expressed in Canadian dollars)

	Year Ended December 31, 2005	Year Ended December 31, 2004	Cumulative from March 26, 1999 (inception) to December 31, 2005

Expenses
Professional fees	$54,591	$52,242	$243,225
Interest and bank charges	103	127	2,118

Net Loss for Year	$(54,694)	$(52,369)	$(245,343)

See notes to financial statements.

ENVIRONMENTAL CONTROL CORP.

(A Development Stage Company)

Statement of Stockholders’ Deficit

Years Ended December 31

(Expressed in Canadian dollars)

	Common Stock		Subscription receivable	Accumulated deficit	Total
	Shares	Amount

Balance, January 1, 2000	0	$1,000	$(1,000)	$(24,621)	$(24,621)
Net loss	0	0	0	(22,836)	(22,836)

Balance, December 31, 2000	0	1,000	(1,000)	(47,457)	(47,457)
Net loss	0	0	0	(56,302)	(56,302)

Balance, December 31, 2001	0	1,000	(1,000)	(103,759)	(103,759)
Net loss	0	0	0	(20,257)	(20,257)

Balance, December 31, 2002	0	1,000	(1,000)	(124,016)	(124,016)
Net loss	0	0	0	(14,264)	(14,264)

Balance, December 31, 2003	0	1,000	(1,000)	(138,280)	(138,280)
Net loss	0	0	0	(52,369)	(52,369)

Balance, December 31, 2004	0	1,000	(1,000)	(190,649)	(190,649)
Net loss	0	0	0	(54,694)	(54,694)

Balance, December 31, 2005	0	$1,000	$(1,000)	$(245,343)	$(245,343)

See notes to financial statements.

ENVIRONMENTAL CONTROL CORP.

(A Development Stage Company)

Statements of Cash Flows

(Expressed in Canadian dollars)

	Year Ended December 31, 2005	Year Ended December 31, 2004	Cumulative from March 26, 1999 (inception) to December 31, 2005

Operating Activities
Net loss	$(54,694)	$(52,369)	$(245,343)

Changes in Non-Cash Working Capital
Harmonized sales tax receivable	(1,277)	0	(1,277)
Accounts payable and accrued liabilities	29,345	(2,920)	38,500

Cash Used in Operating Activities	(26,626)	(55,289)	(208,120)

Financing Activity
Advances from related party	26,800	55,275	209,136

Inflow (Outflow) of Cash	174	(14)	1,016
Cash, Beginning of Year	842	856	0

Cash, End of Year	$1,016	$842	1,016

See notes to financial statements.

ENVIRONMENTAL CONTROL CORP.

(A Development Stage Company)

Notes to Financial Statements

Years Ended December 31, 2005 and 2004

(Expressed in Canadian dollars)

1.	OPERATIONS

The Company was incorporated on March 26,1999 under the laws of Newfoundland and Labrador. The Company is engaged in the development of emission control devices for small engines.

2.	GOING-CONCERN

These financial statements have been prepared on the basis of accounting principles applicable to a going-concern, which assume that the Company will continue in operation for the foreseeable future and will be able to realize its assets and discharge its liabilities in the normal course of operations. The Company has a working capital deficiency of $245,343 for the year ended December 31, 2005 (2004 - $190,649) and has incurred losses since its inception resulting in an accumulated deficit of $245,343. Further losses are anticipated in the development of its business raising substantial doubt about the Company’s ability to continue as a going-concern. The Company’s continued existence is dependent on its ability to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they become due.

Management is continuously working to obtain financing (note 7). The outcome of these matters cannot be predicted.

3.	SIGNIFICANT ACCOUNTING POLICIES

(a)	Basis of presentation

The financial statements of the Company has been prepared in accordance with generally accepted accounting principles in the United States and are expressed in Canadian dollars.

(b)	Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates and would impact future results of operations and cash flows. The significant area requiring the use of estimates is accrued liabilities.

(c)	Cash

Cash includes cash on hand and balances with banks, net of any overdrafts. Bank borrowings are considered to be financing activities.

ENVIRONMENTAL CONTROL CORP.

(A Development Stage Company)

Notes to Financial Statements

Years Ended December 31, 2005 and 2004

(Expressed in Canadian dollars)

3.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

(d)	Income taxes

The Company uses the liability method for determining income taxes. Under this method, future tax assets and liabilities are determined according to differences between their respective carrying amounts and tax basis. Future tax assets and liabilities are measured based on enacted or substantively enacted tax rates and laws at the date of the financial statements for the years in which these temporary differences are expected to reverse. Adjustments to these balances are recognized in earnings as they occur.

(e)	Comprehensive loss

Statement of Financial Accounting Standards No. 130, “Reporting Comprehensive Income”, establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As at December 31, 2005, the Company had no items that represent a comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the financial statements.

(f)	Research and development costs

Research costs are expensed in the period in which they are incurred. Development costs are also expensed unless they meet the criteria for deferral. When development costs meet the criteria for deferral the development costs are deferred to the extent their recoverability can be reasonably assured. Deferred development costs represent the cost of developing specific products and are amortized on a straight-line basis over the expected commercial life of the product. As at December 31, 2005, no development costs have met the criteria for deferral (2004 - $nil).

(g)	Recent accounting pronouncements

On July 13, 2006, Financial Accounting Standards Board (“FASB”) Interpretation No. 48 (FIN 48), Accounting for Uncertainty in Income Taxes – An Interpretation of FASB Statement No. 109, was issued. FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with FASB Statement No. 109, Accounting for Income Taxes. FIN 48 also prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.

ENVIRONMENTAL CONTROL CORP.

(A Development Stage Company)

Notes to Financial Statements

Years Ended December 31, 2005 and 2004

(Expressed in Canadian dollars)

3.    SIGNIFICANT ACCOUNTING POLICIES (Continued)

(g)	Recent accounting pronouncements (Continued)

The evaluation of a tax position in accordance with FIN 48 is a two-step process. The first step is a recognition process whereby the enterprise determines whether it is more likely than not that a tax position will be sustained upon examination, including resolution of any related appeals or litigation processes, based on the technical merits of the position. In evaluating whether a tax position has met the more-likely-than-not recognition threshold, the enterprise should presume that the position will be examined by the appropriate taxing authority that has full knowledge of all relevant information. The second step is a measurement process whereby a tax position that meets the more-likely-than-not recognition threshold is calculated to determine the amount of benefit to recognize in the financial statements. The tax position is measured at the largest amount of benefit that is greater than 50% likely of being realized upon ultimate settlement.

The provisions of FIN 48 are to be applied to all tax positions upon initial adoption of this standard. Only tax positions that meet the more-likely-than-not recognition threshold at the effective date may be recognized or continue to be recognized upon adoption of FIN 48. The cumulative effect of applying the provisions of FIN 48 should be reported as an adjustment to the opening balance of retained earnings (or other appropriate components of equity or net assets in the balance sheet) for that fiscal year.

4.	FINANCIAL INSTRUMENTS

Fair values of financial instruments are disclosed in the financial statements when they differ from the carrying amounts.

The fair values of cash, and accounts payable and accrued liabilities approximate their carrying values because of the short-term maturity of these financial instruments. The fair value of amounts due to related party is not determinable because the Company would not be able to enter into similar transactions with unrelated parties.

5.	DUE TO RELATED PARTY

The amounts due to a related party are unsecured, non-interest bearing and have no formal terms of repayment. The related party consists of a company that is controlled by a common director.

6.

ENVIRONMENTAL CONTROL CORP.

(A Development Stage Company)

Notes to Financial Statements

Years Ended December 31, 2005 and 2004

(Expressed in Canadian dollars)

INCOME TAXES

The reconciliation of income tax provision computed at statutory rates to the reported income tax provision is as follows:

	2005	2004

	35.62%	37.62%

Income tax benefit computed at Canadian statutory rate	$19,482	$19,701
Unrecognized tax losses	(19,482)	(19,701)

	$0	$0

Future income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s future tax liabilities and assets as at December 31 are as follows:

	2005	2004

Future tax assets
Capital assets in excess of accounting value	$35,139	$32,920
Net operating loss carried forward	41,538	21,816

Net future tax assets	76,677	54,736
Valuation allowance	(76,677)	(54,736)

	$0	$0

At December 31, 2005, the Company has net operating losses available to be carried forward of $115,160 for income tax purposes that expire as follows:

2006	$1,200
2007	800
2008	4,400
2009	900
2010	800
2014	52,360
2015	54,700

$115,160

ENVIRONMENTAL CONTROL CORP.

(A Development Stage Company)

Notes to Financial Statements

Years Ended December 31, 2005 and 2004

(Expressed in Canadian dollars)

6.	INCOME TAXES (Continued)

The valuation allowance reflects the Company's estimate that the tax assets will likely not be realized and consequently have not been recorded in these financial statements.

7.	SUBSEQUENT EVENTS

On March 8, 2006, the Company entered into an asset acquisition agreement with Boss Minerals Inc. (“Boss”) whereby Boss agrees to purchase 100% right, title and interest in and to the assets of the Company. In consideration, Boss has agreed to issue 22,500,000 restricted common stock to the Company and to issue a convertible promissory note in the amount of $317,379 to the Company’s creditors. Boss, a valid US corporation then changed its name to Environmental Control Corp.